UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Tribal Rides International Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56366	37-1758469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

26060 Acero, Mission Viejo, CA 92691

(Address of principal executive offices, including zip code)

949-434-7259

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

AJB Side Letter

On November 10, 2021 (the “Issue Date”), Tribal Rides International Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with AJB Capital Investments, LLC, a Delaware limited liability company (the “Lender”), for the purchase of a Convertible Promissory Note in the principal amount of $290,000 (the “Note”).

On May 23, 2023, the Company received an additional $25,000 from the Lender and, in consideration of receipt of the additional funds from the Lender, the Company entered into the Side Letter (the “Side Letter”) with the Lender pursuant to which the principal of the Note increased by $30,000. In addition, pursuant to the Side Letter, the Company entered into the Letter Agreement with the Lender pursuant to which a “make whole” provision was agreed to which is as follows:

Modification Fee

(i)              The Company paid to Purchaser, as a modification fee, $176,000 (the "Modification Fee"), by issuing to Purchaser that number of shares of the Company's Common Stock equal to such amount. It is agreed that the number of shares of Common Stock issuable to Purchaser under this Section was 1,600,000 shares at a price per share of $0.11 (the “Modification Fee Shares”).

(ii)             Adjustments. It is the intention of the Company and Purchaser that the Purchaser shall be able to sell (if Purchaser so elects, in Purchaser’s sole and absolute discretion) the Modification Fee Shares, and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Purchaser in connection with the sale thereof) from such sale equal to the Modification Fee. The Purchaser shall use its best efforts to sell the Modification Fee Shares in the principal trading market of the Company’s Common Stock or otherwise, at any time in accordance with applicable securities laws. At any time, and from time to time, the Purchaser may elect during the period beginning on the date which is the six (6) month anniversary of November 10, 2021 (the “Closing”) (the “Adjustment Period”), the Purchaser may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Purchaser from the sale of the Modification Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by Purchaser of the Sale Reconciliation (the “Sale Reconciliation Date”), the Purchaser has not realized net proceeds from the sale of such Modification Fee Shares equal to at least the Modification Fee, as shown on the Sale Reconciliation, then the Company shall, within five (5) business days, either pay in cash the applicable shortfall amount or immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock (priced at the volume weighted average price over the ten (10) day period preceding the applicable Sale Reconciliation Date) to the Purchaser in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Modification Fee Shares, the Purchaser shall have received total net funds equal to the Modification Fee. If additional shares of Common Stock are issued pursuant to this Section, and after the sale of such additional issued shares of Common Stock the Purchaser still has not received net proceeds equal to at least the Modification Fee, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock (or the payment of cash) to the Purchaser as contemplated above, and such additional issuances (or cash payments) shall continue until the Purchaser has received net proceeds from the sale of such Common Stock equal to the Modification Fee. In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct the Transfer Agent to issue certificates or book entry statements representing such additional shares of Common Stock to the Purchaser as promptly as practicable following the Sale Reconciliation Date, and the Company shall in any event cause the Transfer Agent to deliver such certificates or book entry statements to Purchaser within five (5) business days following the Sale Reconciliation Date; provided, that if by the fifth (5th) business day following the Sale Reconciliation Date, the Purchaser has not received such additional shares of Common Stock (or payment in cash), the Purchaser may notify the Transfer Agent directly of the Company’s obligation to deliver such additional shares of Common Stock, and the Transfer Agent shall issue such additional shares of Common Stock from the Reserved Amount without any further action by the Company. In the event such certificates or book entry statements representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Purchaser within ten (10) business days of the Sale Reconciliation Date, same shall be an immediate default under the Purchase Agreement and the Transaction Documents. Nothing herein contained shall be interpreted to in any way limit the net proceeds from the sale of the Modification Fee Shares which shall be generated by the Purchaser. The Company’s obligation to pay the Modification Fee contemplated by this Section through the sale of Modification Fee Shares, shall be an obligation hereunder, secured by all Transaction Documents. For the avoidance of doubt, all requirements of Rule 144 shall apply to any resale of any additional shares of Common Stock issued by the Company pursuant to an adjustment as described above (to the extent Rule 144 is relied upon in connection with such resale), including, without limitation, holding period requirements.

Lastly, pursuant to the Side Letter, the Company issued to the Lender warrants to purchase up to 750,000 shares of the Company’s Common Stock (the “Warrants”). The Warrants are exercisable at $0.25, unless adjusted, and terminate five years from issuance.

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Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 herein is incorporated by reference into this Item 3.02.

The Lender delivered to the Company appropriate investment representations with respect to the Warrants and consented to the imposition of a restrictive legend upon the Warrants and shares of Common Stock issuable upon the exercise of the Warrants. The Lender did not entered into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The Lender was afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The securities were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuances of the Warrants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribal Rides International Corp.

Date: May 30, 2023	By:	/s/ Joseph Grimes
Joseph Grimes, Chief Executive Officer

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